SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2004

SPANTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	0-25124	65-0782227
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5192 10th Avenue North, Suite D, Lake Worth, FL 33463

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (804) 967-4258

(Former name or former address, if changed since last report)

ITEM 2.01 Acquisition or Disposition of Assets. As previously disclosed, on March 5, 2004, Spantel 2000, the Corporation’s wholly owned subsidiary, acquired ABC Telemarketing S.L. ("ABC"), a Spanish company, located in Malaga (South of Spain) from Jose Ramon Basterra, the Corporation’s President and Chief Executive Officer. The consideration for the purchase was $3,737.56US. On December 21, 2004, the parties agreed to unwind this acquisition, however ABC will continue to provide the Corporation with telemarketing services to generate new customers for Spantel 2000, as well as operate a customer service center for Spantel 2000's base of customers. ABC performed similar services for Spantel 2000 during previous fiscal years and was its principal customer. Approximately 80% of Spantel 2000's current customers were identified and secured based on the telemarketing activities of ABC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANTEL COMMUNICATIONS, INC.

By: /s/ Jose Ramon Basterra
Its: President

Dated: April 28, 2005